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                                                                     EXHIBIT 4.5
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                         SECOND SUPPLEMENTAL INDENTURE

     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of August 1, 1994, by and between CoreStates Capital Corp, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), CoreStates Financial Corp, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Guarantor") Citibank, N.A., a national banking association organized under the laws of the United States of America (the "New Trustee") and Bank One, Columbus, NA, a national banking association organized under the laws of the United States of America (the "Original Trustee"),

                                  WITNESSETH:

     WHEREAS, the Company and the Guarantor have heretofore duly executed and delivered to the Original Trustee their Indenture dated as of December 1, 1990, as supplemented by a First Supplemental Indenture dated as of March 1, 1993 (collectively, the "Indenture"), to provide for the issuance from time to time by the Company of Securities and the guarantee thereof by the Guarantor; and

     WHEREAS, by the provisions of Article Ten, Section 10.01(5), of the Indenture, the Company and the Guarantor, when authorized by Board Resolutions, and the Original Trustee may, together with the New Trustee, enter into an indenture supplemental to the Indenture without the consent of any Holders of Securities to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of Section 711(b) thereof; and

     WHEREAS, the parties hereto desire to execute and deliver to the Original Trustee and the New Trustee a supplemental indenture by the terms of which the Original Trustee shall remain as Trustee with respect to all Securities issued prior to the date hereof and the New Trustee shall accept the appointment as Trustee with respect to all Securities issued from and after the date hereof; and

     WHEREAS, all acts and things necessary to constitute these presents a valid supplemental indenture and agreement have been done and performed, and the execution of this Second Supplemental Indenture has in all respects been duly authorized, and the Company, the Guarantor, the Original Trustee and the New Trustee, in the exercise of the legal right and power vested in each, execute this Second Supplemental Indenture.

     NOW THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
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     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities from and after the date hereof as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

     Section 1.01.  For all purposes of this Second Supplemental Indenture,
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except as otherwise expressly provided in this Article One or unless the context otherwise requires, terms used herein that are defined in the Indenture, either directly or by reference therein, have the meanings ascribed to them therein.

     Section 1.02.  The definitions of "Business Day" and "Corporate Trust
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Office" are hereby deleted and in their places are inserted the following:

          "Business Day", except as may otherwise be provided in the form of
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     Securities of any particular series pursuant to the provisions in this
     Indenture, means, with respect to the applicable Trustee and the Securities for which it is acting in such capacity, and for any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in the city of Columbus, Ohio, in the case of the Original Trustee, or in The City of New York, in the case of the New Trustee, and in the Place of Payment are authorized or obligated by law to close.

          "Corporate Trust Office" means the principal office of the applicable
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     Trustee, at which at any particular time its corporate trust business shall be administered, which office, at the date of execution of this Second Supplemental Indenture is, for the Original Trustee, located at 100 East Broad Street, Columbus, Ohio 43271-0181, Attention: Corporate Trust
     Division and is, for the New Trustee, located at 120 Wall Street, 13th Floor, New York, New York 10043, Attention: Corporate Trust Department.

                                  ARTICLE TWO
                                  APPOINTMENT

     Section 2.01.  The New Trustee hereby accepts the appointment as Trustee
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under the Indenture for all Securities issued from and after the date of this
Second Supplemental Indenture and shall exercise all rights, powers, trusts and duties pertaining thereto with respect to such Securities as set forth in the Indenture.

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     Section 2.02.  The rights, powers, trusts and duties of the Original
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Trustee under the Indenture with respect to all Securities issued pursuant thereto prior to the date of this Second Supplemental Indenture are hereby confirmed and shall continue to be vested in the Original Trustee.

     Section 2.03.  Nothing contained herein or in the Indenture shall cause the
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New Trustee and the Original Trustee to be considered cotrustees of the same trust. The New Trustee and the Original Trustee shall each be trustee of a trust or trusts for the Securities for which they are acting as Trustee under the Indenture, separate and apart from any trust or trusts administered thereunder by such other Trustee.

     Section 2.04.  Upon execution and delivery of this Second Supplemental
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Indenture, the Original Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under the Indenture for any Securities issued on or after the date hereof.

                                 ARTICLE THREE
                        OBLIGATIONS CONCERNING TRUSTEES

     Section 3.01.  Each of the Original Trustee and the New Trustee hereby
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accept this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture as supplement hereby. The Original Trustee and the New Trustee shall be entitled to, may exercise, and shall be protected by, where, and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture as if the provisions concerning the same were incorporated herein at length. The recitals and statements in this Second Supplemental Indenture shall be taken as statements of the Company and the Guarantor, and shall not be considered as made by, or imposing any obligation or liability upon, the Original Trustee or the New Trustee, nor shall the Original Trustee or the New Trustee be held responsible for the legality or validity of this Second Supplemental Indenture, and neither the Original Trustee nor the New Trustee make any covenant or representation nor shall either of them be responsible as to or for the effect, authorization, execution, delivery or validity hereof.

                                 ARTICLE FOUR
                           MISCELLANEOUS PROVISIONS

     Section 4.01.  This Second Supplemental Indenture shall take effect,
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without further action of the parties hereto, immediately upon execution by all of the parties.

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     Section 4.02.  Except as herein expressly provided, the Indenture is in all
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respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 4.03.  The recitals contained herein shall be taken as the
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statements of the Company and the Guarantor, and neither the Original Trustee nor the New Trustee assume any responsibility for their correctness. Neither the Original Trustee nor the New Trustee make any representations as to the validity or sufficiency of this Second Supplemental Indenture.

     Section 4.04.  This Second Supplemental Indenture may be executed in
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several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 4.05.  This Second Supplemental Indenture shall be governed by and
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construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                       CORESTATES CAPITAL CORP
[Corporate Seal]

Attest__________________               By_____________________________
        Secretary                         Vice President and Treasurer


                                       CORESTATES FINANCIAL CORP
[Corporate Seal]

Attest__________________               By_____________________________
        Secretary                         Executive Vice President


                                       BANK ONE, Columbus, NA
[Corporate Seal]

Attest__________________               By_____________________________
       Authorized Signer                  Authorized Signer


                                       CITIBANK, N.A.
[Corporate Seal]

Attest__________________               By_____________________________
       Authorized Signer                  Authorized Signer

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